Exhibit 10.41




Original Copy                                         USAT/RadiSys Confidential

     This Development and Manufacturing Agreement (DMA), is made on the date signed (following section 3.19) between RadiSys Corporation and


                             USA Technologies, Inc.
                                200 Plant Avenue
                             Wayne, PA., 19087-3520
                                       USA

     RadiSys Corporation (RadiSys) and USA Technologies, Inc, (USAT) agree to act within the following terms stated in this DMA, which will remain in effect until either party terminates the DMA as provided herein,

                                    RECITALS

     A. USAT desires that RadiSys: (1) in the Development Stage, develop the product described in Appendix I (the Product) that USAT plans to sell, and (2) after completion of the Development Stage, manufacture and sell the Product that USAT requires, in the Manufacturing Stage.

     B. Both parties intend the development and manufacture of the Product to be an interactive process. Communication and the free flow of information between the parties will be critical. It is anticipated that frequent and detailed communication will be required from project kick-off through end of life of the product. The required communication shall include technical discussions, design decisions, and status reporting. The expected communication channels include email, telephone, video, fax, and teleconferencing. Unless otherwise tn specified, no in-person meetings between RadiSys and USAT are required,

     C. In addition, both parties anticipate that specifications and schedules will be amended and updated over time. Thus, the parties intend the DMA to accommodate such changes and agree to make good faith and reasonable efforts to resolve any disputes that may arise.

                                    AGREEMENT

1.0  DEVELOPMENT STAGE

     Section I of the DMA is effective from date of execution through the first delivery of a Production Release product.

1.1  Product definition

     1.1.1 Specifications. The Product is described in the RadiSys Product Proposal, as Appendix 1. This Appendix defines the base-line specification for

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     the Product and defines the project scope. Detailed functional and design specification will be developed as the Product is developed. Changes to the Specifications may be made as provided herein.

     1.1.2 Product Stages. The following product stages will have the following functionality and levels of verification:

     Prototypes: A small number of units (quantity determined in proposal and documented in Appendix table A3-1) will be assembled and tested by RadiSys. Basic functionality would be checked before the first prototype is shipped to a customer, but full functionality would not be verified and very little stress testing would be carried out. Hardware prototypes may contain blue wires and may have functional and mechanical limitations but they would be suitable for software development and initial integration. Prototype units would not be supported once the next revision of the hardware is available and would not be covered by the RadiSys warranty.

     Limited Production Product: A Limited Production product would be fully representative of Production Release product, with any exception(s) agreed upon in advance with USAT. Limited Production units would be suitable for system testing, regulatory testing or certification, and for sampling to customers, and would be covered by the standard product warranty, as provided in Section 3.4.

     Production Release Product: These units would meet all Specifications and would be covered under the product warranty, as provided in Section 3.4.

1.2  Development and Payment Schedule; Purchase Order

     1.2.1 Schedules. RadiSys will use commercially reasonable efforts to develop the Product, and USAT agrees to make payments, both in accordance with the development and payment schedules set forth in Appendices 3. Appendix 3 identifies the Pre payment schedules, product pricing, and service pricing relating to this project. Appendix 4 is the high-level project schedule which shows project milestones. In addition, it identifies the parties responsible for performing and approving the completion. Appendices 5 and 6 provide scheduled lists of items required of both RadiSys and USAT for project completion. Changes may be made to Development Schedule as provided herein.

     1.2.2 Purchase Order. USAT shall submit an authorized purchase order to RadiSys for any product or service (including NRE) to be delivered by

                                     PAGE 2

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1.3 Communication

     RadiSys. Unless USAT uses EDI (Electronic Data Interchange) transactions, the purchase order shall include at least the following elements to be accepted as an authorized purchase order:

     - Words stating the document will be considered the purchase order
     - USAT ship to address
     - USAT bill to address
     - Product or service delivery date Unit purchase price of the product or service
     - Aggregate fixed dollar amount of the purchase order
     - Description of what is being purchased (e.g., part numbers, description of services)
     - A statement the purchase order is under the terms of this DMA USAT signature

1.3 Communication

     1.3.1 Customer Information. RadiSys requires technical input from USAT in order to develop specifications, make technical trade-off decisions, and evaluate prototypes. USAT agrees to provide the information listed in Appendix 6 at the time provided therein. In addition, USAT agrees to provide all other information that RadiSys reasonably requests to perform its obligations under the DMA. The failure of Customer to timely provide such information will automatically extend the deadlines for RadiSys performance in the Development Schedule by the length of Customers delay.

     1.3.2 Personnel. RadiSys and USAT agree that each will make reasonably available one or more design engineers to support such discussions and answer technical questions in a timely manner.

     1.3.3 Status Updates. During development of the Product, RadiSys and USAT agree to communicate about project status on a weekly basis via telephone conference. Third parties involved in the project (such as a system integrator) may be included in these status discussions as well.

1.4  Amendments to Specifications, Development Schedule or Price

     1.4.1 General. The parties anticipate that changes may be required to the Specifications or the Development Schedule, and that these or other changes

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     may cause changes in price. Areas that may cause deviations from initial price estimates include, without limitation, changes in functional specification; environmental specification; regulatory or certification requirements; business terms and conditions; and product testing and validation requirements.

     1.4.2 Proposed Changes. Either RadiSys or USAT may propose changes to the Specifications or the Development Schedule, including changes in price. Such a proposed amendment is effective only if both parties agree in writing.

     1.4.3 Process. In particular, amendments are to be communicated and approved as follows:

     a. The Program Manager proposing the change notifies the other parties Program Manager.
     b. The RadiSys Program Manager determines whether the requested change impacts schedule, NRE price, functionality or unit price.
     1. If there are schedule or price impacts, the RadiSys Account Manager provides a written quotation to USAT for the change,
     ii. USAT approves the formal quotation change in writing.
     c. The RadiSys Program Manager incorporates the change into the project and notifies the USAT Program Manager. A formal amendment to the Specifications and/or Development Schedule is written d. RadiSys and USAT sign-off DMA amendment.

1.5  Subcontracting Rights

     1.5.1 Subcontracting. Subject to the terms of Section 2.10.4, RadiSys retains all manufacturing rights for the Product. RadiSys retains the light to subcontract the production of the Product to meet USAT'S requirements of schedule, quality, unique production and price, with prior notification of USAT.

1.6  Termination and Manufacturing Rights

     1.6.1 Right to terminate. During the Development Stage, either RadiSys or USAT may terminate the DMA upon thirty (30) days written notice, subject to the terms and conditions in the following sections.

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2.0  MANUFACTURING STAGE


     1.6.2 If USAT terminates the DMA hereunder. USAT will pay all fees and charges owed or accrued as of the effective date of termination and is not entitled to a refund of any payments made or to any offset for fees and charges owed or accrued. USAT is entitled to the physical assets, the ownership and title of which RadiSys intentionally transferred to USAT pursuant to the DMA, such as Prototypes, Limited Production Release units, or other deliverables. In addition, RadiSys shall provide to USAT all then-existing design information. USAT will be charged a fee for this based on the cost of producing and transferring the documentation. Upon termination, USAT and RadiSys shall retain all of their respective intellectual property rights and neither party shall have any further right whatsoever in such intellectual property of the other except as specified in this Agreement.

     1.6.3 If RadiSys terminates the DMA hereunder. USAT will pay all fees and charges owed or accrued as of the effective date of termination and is not entitled to a refund of any payments made or to any offset for fees and charges owed or accrued. USAT is entitled to all physical assets, the ownership and title of which RadiSys intentionally transferred to USAT pursuant to the DMA, such as Prototypes, Limited Production Release units, or other deliverables. In addition, RadiSys shall provide to USAT all then-existing design information. USAT will be charged a fee for this based on the cost of producing and transferring the documentation. Upon termination, USAT and RadiSys shall retain all of their respective intellectual property rights and neither party shall have any further night whatsoever in such intellectual property of the other except as specified in this Agreement.

2.0  Manufacturing Stage

     Section 2 of the DMA is effective only if the Development Stage in Section I of this DMA is completed, by first del] very of Production Release Product.

2.1  Design Change

     2.1.1 By RadiSys. After a Production Release Product is developed, RadiSys may make engineering or manufacturing process changes to the product via RadiSys Engineering Change Order (ECO) process. RadiSys will give USAT notice and/or approval, through ECO process, of any requested changes. RadiSys generally identifies and approves multiple manufacturing sources for individual components, and strives to use the same components on other products. Selection and usage of multi-sourced components is controlled by the engineering organization. Replacing a component with an equivalent component from another

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     manufacturer is not considered an engineering or manufacturing change, and is not tracked.

     2.1.2 By USAT. After a Production Release Product is developed, USAT may request design changes. Costs for changes requested by USAT will be negotiated and billed as independent engineering projects.

2.2  Quantity

     RadiSys agrees to sell to USAT and its approved customers, and USAT agrees to 17 purchase from RadiSys, required quantities of the Product(s).

2.3  Price

     USAT agrees to pay the prices provided in Table A3-2 of Appendix 3 for the Products.

2.4  Purchase Orders

     USAT shall submit an authorized purchase order to RadiSys for any Product or service to be delivered by RadiSys. Unless USAT uses EDI (Electronic Data Interchange) transactions, the purchase order shall include at least the following elements to be accepted as an authorized purchase order:

          - Words stating the document is a purchase order
          - USAT ship-to address
          - USAT bill-to address
           - Requested Product or service delivery date
          - Unit purchase price of the product or service
          - Aggregate fixed dollar amount of the purchase order
          - Description of what is being purchased (e.g., part numbers, escription of services)
          - A statement the purchase order is subject to the terms of this
          - DMA USAT signature

2.5  Production Lead-times

     RadiSys agrees to make commercially reasonable efforts to ship product according to USAT'S request dates. RadiSys has certain requirements that must be met in order to deliver product within USAT'S request dates. These dependencies include but are not limited to: accurate forecasts, component availability, and production capacity, Any delays caused by vendors of RadiSys will automatically cause corresponding delays in the delivery schedule. RadiSys will notify USAT as soon as practicable of any delivery delays.

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2.6  Order Forecasting Requirements

     USAT agrees to provide a rolling 12 month forecast of shipment volume requirements and current inventories, at least monthly, in the format agreed to by both Parties. Production lead times without a forecast is dependent on material and labor availability. In this table, the following terms are used: Non-binding forecast - defined as between 60 calendar days and 12 months prior to expected shipment date. Quantity on Hand - current inventory Firm order - with supporting purchase orders, defined as less than 60 calendar days prior to expected shipment date

2.7  Order Reschedule/Cancellation Requirements

     2.7.1 Requests. USAT shall provide either written or EDI notification to RadiSys of any order rescheduling or cancellation. RadiSys will make reasonable effort to comply with USAT'S reschedule or cancellation requests, but is otherwise not obligated to accept such requests. C

     2.7.2 For Firm Orders,. Within the firm order time frame a reschedule may be done at no charge, but only one time per sales order and delivery dates can be moved no more than 60 days. After one reschedule, there will be 20% charge for rescheduling of orders. RadiSys reserves the rights to deny requests for rescheduling product shipment within the firm order time frame.

     2.7.3 Cancellation. If USAT cancels any order, USAT shall pay the following t:l cancellation charges:

  Percentage of Purchase Price to be               Number of Calendar Before Scheduled Delivery
  Paid Upon Cancellation                                Written Cancellation Notice is Received

        70%                                                                0-45
        20%                                                               46-60
         0%                                                           beyond 60

     Upon order cancellation, USAT may also be responsible for unique inventory committed or inventoried to meet lead-time requirements of forecast or firm orders.

     2.8 Duration The terms and conditions of Section 2 of the DMA will continue in effect as long as USAT sells the Product, unless terminated as provided inSection 2.10.

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2.9  Manufacturing and Subcontracting

     Subject to the terms of Section 2.10.4, RadiSys shall have all manufacturing lights for the Product inclusive of the MDB Controller under the terms of this Agreement. RadiSys retains the right to subcontract the production of the Product to meet USAT'S requirements of schedule, quality, unique production and price, with prior notification of USAT. RadiSys shall manufacture the Product exclusively for USAT.

2.10 End-of-Life

     Both Parties understand that the Product contains commercially available components. From time to time these components may be withdrawn or end of 11 fed by their respective manufacturers. With the exception of Section 2.1 ~ 1, Design Changes, RadiSys will use its best effort to notify USAT in the event of a component EOL. Both Parties will work in good faith to provide alternate solutions. Solutions could include design changes, alternate components or component Last Time Buys (LTB's). LTB's will require financial relief of the component cost by USAT.

     2.10.1 Effect. In no event shall RadiSys be deemed in breach of the DMA because component EOL issues render continued production impracticable or unprofitable. If no alternative solution in good faith can be worked out, then RadiSys may terminate the DMA upon 180 days written notice.

     2.10.2 RadiSys EOL. RadiSys has the right to discontinue manufacturing the product at its discretion, with 180 days notice. In that event, USAT will pay all fees and charges owed or accrued as of the effective date of termination and is not entitled to a refund of any payments made or to any offset for fees and charges owed or accrued. In addition, RadiSys shall provide then-existing design, manufacturing, and test information to USAT. USAT will be charged a fee for this based on the cost of producing and transferring the documentation

     2.10.3 Termination. Notwithstanding anything else set forth in this DMA, during the manufacturing stage, either USAT or RadiSys may terminate this by at least thirty days prior written notice to the other.

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     2.10.4 Manufacturing Rights. In the event of (1) a termination by RadiSys under Section 2.10.3 or an EOL by RadiSys under Section 2. 10.2: or (2) a breach by RadiSys of any material term of this Agreement where such breach is not cured within 45 days of receipt of writtenDOtiCefromUSATofsuchbreach; or (3) the filing of a petition in bankruptcy by RadiSys, and provided USAT has paid all fees and charges owed or accrued, RadiSys will grant USAT a non-exclusive, non -transferable, paid-up license under RadiSys' intellectual property rights in the Product to manufacture or have manufactured, the Product solely for sale to USAT's customers.

     2.10.5 In the event of termination under Section 2.10.(above), USAT and RadiSys shall retain all of their respective intellectual property nights and neither party shall have any further right whatsoever in such intellectual property of the other except as specified in this Agreement.

3. GENERALThe terms and conditions of Section 3 of the DMA apply to both the Rights Development Stage and the Manufacturing Stage.

3.1  Rights In Technology

     3.1.1 Joint Intellectual Property, Except with respect to the MDB Controller as provi d in this Section, 3.1.1, RadiSys will be the owner of all right, title, and interest in and to all inventions, technology, trade secrets, patents, software, data files, copyrights, and all other intellectual property rights which arise or are developed by RadiSys under this DMA. Except with respect to the MDB Controller as provided in this
     Section 3,1.1, RadiSys shall be the owner of all tools, drawings, specifications, models, reports, software, data files,_knowledDe, and all other materials and information related to the DMA. Except as otherwise expressly provided by the DMA, nothing shall be construed to constitute a license of intellectual property rights by RadiSys to USAT or by USAT to RadiSys. Not withstanding the foregoing, USAT shall own all right title and interest in and to the MDB Controller as defined in Appendix 6, including all intellectual Property rights therein, provided however that RadiSys and USAT shall jointly own all intellectual property rights in and to elements A and C of the MDB Controller as defined in Appendix 6 (the "Joint Intellectual Property"). Should either RadiSys or USAT file any patent, copyright or other intellectual property right application relating to or in connection with the Joint Intellectual Property for the Joint Intellectual Property, the other party shall receive at the time of such filing an assignment of part ownership in the patent, copyright, or other intellectual property right, as the case may be, as shall be required to implement the terms and conditions of this DMA with respect to the Joint Intellectual Property.

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     3.1.2 Customer. Appendix 6 identifies intellectual property owned by USAT or third parties, all right, title, and interest of which is to be retained by USAT or third parties. During the term of this DMA, USAT grants RadiSys the royalty free right and license to use the intellectual property described in Appendix 6 for the manufacture and sale of the Product to USAT and its approved customers under this DMA.

     3.2 Payment Terms Payment terms are net thirty (30) days from the date of invoice. Interest of 1.5% per month (18% per annum) will be charged on delinquent accounts. Invoice pricing and USAT payment will be in US Dollars.

     3.3 Title and delivery All shipments by RadiSys are free on board (FOB) point of shipment. Title to hardware products and risk of loss shall pass to USAT upon delivery to USAT's designated carrier. Title to software products remains with RadiSys. It is USAT'S responsibility to insure product in-transit.

     3.4 Product Warranty RadiSys warrants that production hardware products ("Hardware") will be free from defects in materials and Workmanship for two
     (2) years following the date of shipment to the original purchaser, unless a different warranty statement is specified in USAT-specific Extended Warranty agreements signed by RadiSys. This warranty does not apply to Prototype products or software products and components. RadiSys' warranty and disclaimer for its software products and components are addressed in
     Section 3.7.

     RadiSys also warrants that Products which store, process, provide, and receive date data (including leap year calculations) will perform these functions properly in the year 2000 and thereafter, except in the following conditions: 1) RadiSys PC-compatible products booted from ROM BIOS will not automatically update the century portion of the hardware clock at the millennium transition until the system is rebooted; and 2) Multibus products booted from MSA do not require a reboot but will respond with the correct time following a Get Time/Date instruction. This definition is referred to as "Year 2000 Readiness" or "Year 2000 Ready" and includes Leap Year calculations. This warranty does not cover, and this warranty specifically excludes Year 2000 Readiness of the Products when used with other hardware or software products that are not Year 200 Ready.

                                    Page 10

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     This warranty does not cover Hardware that have been damaged by accident, disaster, abuse, neglect, misuse, improper handling, or incorrect installation; and does not cover Hardware that have been altered or repaired by anyone other than RadiSys.

     THE ABOVE WARRANTY IS IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESSED, IMPLIED, OR STATUTORY; INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR USE OR PURPOSE, OR ANY WARRANTY OTHERWISE ARISING OUT OF ANY PROPOSAL, SPECIFICATION, OR SAMPLE.
     RadiSys NEITHER ASSUMES NOR AUTHOR1ZES ANY PERSON OR ORGANIZATION TO ASSUME FOR IT ANY OTHER LIABILITY.

     If any Hardware furnished by RadiSys fails to conform to the above warranty, RadiSys' sole and exclusive liability will be, at RadiSys' option, to repair, replace, of credit USAT'S account with an amount equal to the price paid for any such Hardware which fails during the applicable warranty period provided that: (a) USAT promptly notifies RadiSys in writing that such Hardware is defective and furnishes an explanation of the deficiency; (b) such Hardware is returned to RadiSys' service facility at USAT'S risk and expense; and @ RadiSys is satisfied that claimed deficiencies exist and were not caused by accident, misuse, neglect, alteration, repair, improper installation, or improper testing. If Hardware is defective, transportation charges for the return of Hardware to USAT within the United States will be paid by RadiSys. For all other locations, the warranty excludes all costs of shipping, customs clearance, and other related charges. RadiSys will have a reasonable time to make repairs, replace Hardware, or to credit USAT'S account.

3.5  Time and Materials Consulting

     If USAT requests work to be performed outside the scope of a defined project, RadiSys may, but is not obligated to, perform engineering consulting on a time and-material basis, at then-current rates. A written project plan, schedule, and deliverables document as well as billing requirements (i.e., monthly or based on milestones) shall be prepared to describe the consulting requirements and signed by both parties.

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3.6  USAT Owned Parts and Tooling/Equipment

     3.6.1 Parts. If applicable, component parts owned by USAT, will be consigned to RadiSys. RadiSys will use these components only for USAT'S product, and will report inventory levels of the component to USAT on a quarterly basis. RadiSys will charge USAT a holding fee for the space, inventory management, and risk associated with the components. This will be quoted on a case-by-case basis.

     3.6.2 Tooling. If applicable, special tooling/equipment owned by USAT, will be provided to support RadiSys' development and manufacturing efforts on that USAT'S product. USAT must label such tooling as "Property of USAT" and must provide an itemized list of provided tooling to the RadiSys Program Manager. RadiSys will use this tooling only for the purposes of development and manufacture of the Product. RadiSys will not alter or modify this tooling without the written permission of USAT. RadiSys will handle such tooling in a prudent manner, but RadiSys is not responsible for maintenance or repair of the tooling.

     3.6.3 Risk of Loss. USAT is responsible for any damage to such parts or tooling/equipment described in 3.6. 1 and 3.6.2 and will carry such insurance as it deems necessary to protect itself for any loss.

3.7  Software License Agreements
     USAT's access to, use of, and distribution of products containing, RadiSys' software are subject to the terms and conditions of the Software License Agreement set forth in Addendum A.

3.8  Limitation of Liability
     In no event shall either party have any liability to the other or any third party for consequential, incidental, indirect or special damages of any nature (Including without limitation, lost revenues, lost profits, delay or loss of use) arising out of, resulting from, or in any way related to any products of services sold by RadiSys. Damages arising out of or in connection with the goods or services provided or the non-performance of RadiSys hereunder shall be limited to actual direct damages, not to exceed the amounts received by RadiSys for the goods or services purchased by Limitation, contract, warranty, indemnity, tort (Including negligence) strict liability or otherwise, even if RadiSys has been advised of the possibility of such damages.

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3.9  Indenmification


     3.9.1 By RadiSys. RadiSys will defend or settle any suit or proceeding brought against USAT based upon a claim that any Product fumished hereunder or part thereof, alone and not in combination with any other product, constitutes an infringement of any United States patent or copyright provided that: (1) RadiSys is notified promptly in writing of such claim;
     (ii) RadiSys controls the defense or settlement of the claim; and (Ili) USAT cooperates reasonably, and gives all necessary authority, information and assistance (at RadiSys' expense). RadiSys will pay all damages and costs finally awarded against USAT, but RadiSys will not be responsible for any costs, expenses or compromise incurred or made by USAT without RadiSys' prior written consent. If the use of such Product is permanently enjoined, RadiSys will, in its sole discretion and at its own expense, procure for USAT the fight to continue using said Product, replace same with a non-infringing Product, modify it so that it becomes non-infringing or if RadiSys is unable to reasonably do any of the above, RadiSys will credit USAT the sum paid to RadiSys by USAT for the infringing Product less any depreciation and accept its return. The foregoing requirements of this
     Section 3.9.1 shall not apply with respect to the Joint Intellectual property,

     3.9.2 By Customer. RadiSys will not be liable for any costs or damages, and USAT will indemnify, defend and hold RadiSys harmless from any expenses, damages, costs or losses resulting from any suit or proceeding based upon a claim arising, from; (a) RadiSys compliance with USAT'S designs, specifications or instructions; (b) modification of the Product by USAT after delivery by RadiSys; @ the use, marketing, distribution, or sale of any Product or any part thereof furnished hereunder in combination with any other product, including, but not limited to, the use, marketing, distribution, or sale of the Downstream Product; or (d) the direct or contributory infringement of any process patent using any Product furnished hereunder.

330  Product support, service and returns

     In the event a return of a Product to RadiSys is necessary, whether for warranty or otherwise, USAT shall obtain a returned material authorization
     (RMA) number from RadiSys Customer Service. USAT shall include documentation as to original purchase order number, serial number and invoice number with all returned product shipments. Any product that is received at RadiSys without identification of the RMA number, original purchase order number, serial number and invoice number will be returned to USAT at USAT'S expense. Cost and

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     services will have normal payment ten-ns. Such product, returned within the warranty period, is deemed to be a warranty product and will be processed within the warranty cycle.

3.11 Confidentiality

     Except as otherwise permitted or contemplated by this DMA,_each party agrees not to disclose to third parties or use for any purpose other than for proper fulfillment of this DMA any technical or commercial information received from the other party, in whatever form, under or in connection with this DMA without prior written permission of the disclosing party, except information which: was in the possession of the receiving party prior to disclosure hereunder as proven by written records of the receiving part; or

     was in the public domain at the time of disclosure or late became part of the public domain without breach of the confidentiality obligations herein contained; or

     was disclosed by a third party without breach of any obligation of confidentiality owed to the disclosing party; or

     was independently developed, as proven by written records of the receiving party or by personnel of the receiving party having no access to the information.- -

3.12 Force Majeure

     RadiSys will not be liable for any failure to perform due to unforeseen circumstances Or causes beyond RadiSys' reasonable control, including, but not limited to, acts of God, war riot, embargoes, acts of civil or military authorities, [note words deleted] fire, flood, accident, strikes, inability to secure transportation, facilities, fuel energy, labor or materials. In the event of force ma . jeure, RadiSys' time for delivery or other performance will be extended for a period equal to the duration of the delay caused thereby.

3.13 Survival

     In addition to those terms hereof that expressly refer to the period following termination of this DMA, the following sections of this DMA survive expiration or termination of the DMA: Product Warranty (Section 3.4), Software License Agreements (Section 3.7), Confidentiality (Section 3.11), Joint Intellectual Property (Section 3.1.1), Limitation of Liability (Section 3,8), and Indemnification (Section 3.9).

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3.14 Entire Agreement; Prevailing Terms

     This DMA, including the Appendices incorporated herein, is the entire agreement between the parties and supersedes all prior or contemporaneous agreements between the parties with respect to the subject matter hereof. In the event of conflict between the standard terms and conditions of RadiSys or USAT (whether in a purchase order or order acknowledgment) and this DMA, the provisions of this DMA shall prevail. This DMA may not be modified or amended except in writing signed by both parties.

3.15 No Assignment

     Neither party shall assign or transfer the DMA, or any interest therein, without the other party's written consent (which will not be unreasonably withheld).

3.16 Severability

     If any provision of the DMA becomes unenforceable, then such provision shall be enforceable to the maximum extent permissible, and the remaining provisions of the DMA will remain in full force and effect.

3.17 Construction

     The DMA is the result of negotiation between sophisticated parties and no provision hereof shall be construed against a party solely because that party was ible for drafting the provision in question. respons

3.18 No Other Relationship

     Nothing herein contained shall be deemed to create an agency or partnership relationship between the parties hereto. Neither party shall be empowered to create obligations of the other party.

3.19 Disputes and Resolutions

     Good Faith Efforts. It is agreed that USAT and RadiSys will use good faith efforts to resolve any disagreements or disputes within USAT and RadiSys pro.ject teams. In the event that a disagreement or dispute cannot be resolved by the prq'ect team, it is agreed that the respective companies' executive management will resolve the conflict.

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Original Copy                                         USAT/RadiSys Confidential

     3.19.2 Governing Law. The DMA will be interpreted and governed according to the laws of the State of New York exclusive of choice of law rules.


     -----------------------------              ------------------------------
     (Name) (Date)                              (Name) (DAte)
     (Title)                                    (Title)
     RadiSys Corporation                         USA Technologies, Inc.

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     Addendum A: Software license agreements

     Includes a license to RadiSys provided code (computing BIOS, device drivers from RadiSys or 3rd party developers), referred to as the "Software".

     Does not include any other 3rd party software. Operating system will be Windows CE. License cost to be a pass through if that is determined to be the best louistical solution.


     Software License

     Provided USAT shall have paid RadiSys all NRE charges in full, all Software, including any subsequent updates and any part thereof is furnished to USAT under a non-exclusive, non -transferable, paid-up and irrevocable (except in the event of a breach of the terms of this license) license to the Software in object code format solely for USAT's own internal business use on the Product on which the Software is first installed. Title to and ownership of the Software and any copies thereof in whole or in part and all applicable intellectual property rights therein, including but not limited to patents, copyrights and trade secrets shall remain with RadiSys or its licensors. USAT shall not reverse compile, or reverse assemble the software, in whole or in part.

     USAT shall have the right to sublicense Software to its customers in accordance with this Software License. The form of sublicense shall at a minimum provide for the following: be executed in writing; title to Software and all copies shall remain with RadiSys or its Licensors; limit use of the Software on the single Product on which the Software is first installed; prohibit further sublicensing by the end user customer; include a disclaimer as to the implied warranties of merchantability and fitness for a particular purpose; include a disclaimer as to all special, indirect, incidental or consequential damages; and grant RadiSys the right to enforce such sublicense directly against the sublicensee of the Software.

     USAT shall not remove or obscure any RadiSys trademark, tradename, copyright or any other proprietary notice of RadiSys affixed to or embedded in the Software. USAT shall not make copies of Software to supply to its customers, but shall only furnish to its customers copies of Software as supplied to USAT by RadiSys. USAT shall not provide any Software to its customers without first obtaining an executed sublicense agreement from that customer. Upon RadiSys' request USAT shall provide RadiSys with copies of each sublicense entered into between

Original Copy                                         USAT/RadiSys Confidential

     USAT and its customers for Software. USAT agrees to cooperate with RadiSys in any proceedings against any customer for breach or violation of any terms and conditions in an agreement under which such customer has been sublicensed or provided with Software.
     In any of the events enumerated in Section 2.10.4, and provided USAT shall have paid RadiSys all NRE charges under the Agreement, RadiSys grants USAT a personal, non-exclusive, non-transferable, paid-up and irrevocable (except in the case of a breach of this license) license to the source code to the Software to use, modify and create derivative works of the Software and to distribute such derivative works in object code format to USAT's customers for use In conjunction with the Product manufactured pursuant to the manufacturing rights granted to USAT by RadiSys in Section 2.10.4. Notwith standing the Above Radisys abligation to supply device code to USAT for third party software shall be sigtech to USA Tech obtaining any necessary prerequisite concents from the third party licenses.

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Original Copy                                         USAT/RadiSys Confidential

                                   Appendices

Appendix 1: USAT ePORT Next Generation Functional Specification. Separate document developed under LOL

Appendix 2- Not Applicable

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Appendix 3: NRE payment schedule, Product and Service Pricing

Table A3-1 to be completed in detail after proposal is signed.

                                                                     Expected
Table A3-1: NRE Payment Milestones                                   Date*          NRE Due
113 of NRE invoiced upon Agreement Execution                         6/23/00        $192,000.00
[3] Prototype units delivered to USAT                                9/4/00         $191,500.00
Final Prototype changes submitted by USAT                            9/11/00        $
Production Release                                                   10/31/00       $191,500.00

 Additional prototype units beyond those identified in this table are not included in the NRE payment.

     * Referenced dates should be viewed as target dates, changes in the scope of work, development effort, and/or dependencies upon third parties, normally outside of RadiSys control, could impact these dates.

Table A3-2:
Product Pricing                  Unit price by annual delivery quantity
Description                      Additional    Limited     1-249       250-4999  5000-   10000 up
                                 Proto's       Production                        9999
ePort next generation            $xxxx         $ xxxx      $ xxxx      $xxxx     $ xxxx  $ 665.00*

     * Both Parties agree that for purposes of this Agreement, the $665.00 unit price should be viewed as a not to exceed unit price, for period of 12 months from the date of execution. RadiSys will use its best effort to reduce this unit price during the development stage and prior to release to manufacturing.

Once developed, production pricing will be reviewed on a quarterly basis with a focus on commodity cost and price performance. It is both Parties intent to continually reduce the price of the e-Port product to allow greater market

                                     PAGE 20

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Original Copy                                         USAT/RadiSys Confidential

acceptance and penetration.

RadiSys represents prices offered will not exceed those offered to any other customer for products substantially similar to the Products sold to USAT hereunder, where such customer is purchasing such products in like quantities and under similar terms and conditions.

TableA3-3 to be completed at milestone C2

Table A3-3: Manufacturing and Service Option Pricing

Description                                  Price

Out of warranty repair per board             $TBD after design completion

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Appendix 4: Project Schedule and Milestones

--------------------------------------------------------------------------------------------------------
Table A4-1: Project Schedule
--------------------------------------------------------------------------------------------------------
             Milestone and description                              Date          Approval/Method
------------ ------------------------------------------------------ ------------- ----------------------
             NRE received by RadiSys                                5/25/00
------------ ------------------------------------------------------ ------------- ----------------------
             Purchase Order for                                     5/25/00       Written sign-off on
             Design specification delivered                                       specification
------------ ------------------------------------------------------ ------------- ----------------------
             Detailed Design and Layout Complete                    8/14/00
             Final schedule and pnicing negotiated
------------ ------------------------------------------------------ ------------- ----------------------
             First prototype systems delivered Q units).            9/4/00
------------ ------------------------------------------------------ ------------- ----------------------
             Final Prototype changes submitted by                   9/11/00
             USAT; Schedule re-synchronization
             based on changes
------------ ------------------------------------------------------ ------------- ----------------------
             Pilot units delivered                                  10/31/00
             Production units delivered                             TBD

                                    PAGE 22

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Appendix 5.- RadiSys Defiverables to USAT

   Table A5-1: Specs and Documentation
   Item                                            Date

   1               5/25/00                        Design Specification
   2               8/8/00                         Scbematics for Design Review
   3               10/2/00                        Design Validation (including EMT) plan, for review and approval
   4               10/31/00                       Design Validation Results, for review and approval
   5               10/31/00                       Device Drivers/ Source Code
   6               10/31/00                       Embedded Code/ Source Code

Table AS-2: Development Deliverables

Item              Date                                      Item
1                 9/4/00                                 (3) Prototype Units
2                 10/31/00                               (3) Limited Production Product Units
3                 As part of first production            (4) Production Release Product Units

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Appendix 6: Intellectual Property

The following table outlines the ownership of the identified intellectual property

---------------------------------  ---------------------------------------------------------
Owner                              Description
---------------------------------  ---------------------------------------------------------
USAT                               EPort application code (a)
---------------------------------  ---------------------------------------------------------
RadiSys                            StrongARM "core" design
---------------------------------  ---------------------------------------------------------
USAT and RadiSys*                  MDB Controller**
---------------------------------  ---------------------------------------------------------
Microsoft                          Operating system - implied license to use agreement)
---------------------------------  ---------------------------------------------------------

*Reference Section 3.1.1 "Joint Intellectual Property

** For Purposes of this Agreement, the term MDB Controller shall mean the combination of :

a) a microprocessor (or micro-controller) that communicates with a host system via a Serial bus, including software code (source & object), that runs on this microcontroller, and software code (source and object) that are MDB devicednivers that interact with the operating system.
b) MDB (Multi Drop Bus) interface for senial communications within a vending machine.
c) A magnetic stripe reader interface A touch-screen controller interface (Analog inputs and Analog outputs)
     An 12C bus
     Digital inputs and Digital outputs (DI/DO)
     Circuits for an LCD display including voltage generation for back light and contrast A Temperature sensor
     A motion sensor interface
d)   A power supply circuit
e) As yet undefined interface from the DI/DO to motors, solenoids, switches, etc. (in a vending mach ine, or to various office products, including copiers, fax, personal computers, printers, etc.

     (a) e-PORT application code is that code that resides on the RadiSys "core" computing platform that performs e-commerce transactions, ad displays, and may include vending machine control.


                                 PAge 24
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Appendix 7: Attachment of USAT ePORT Next Generation Statement of Work


                                    PAGE 25
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